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Exhibit 5.1

31 West 52nd Street | New York, NY 10019 | T 212.513.3200 | F 212.385.9010

Holland & Knight LLP | www.hklaw.com

June 2, 2023

Installed Building Products, Inc.

495 South High Street, Suite 50

Columbus, Ohio 43215

Re: Installed Building Products, Inc. Registration Statement on Form S-8

Ladies and Gentlemen:

We have acted as counsel to Installed Building Products, Inc., a Delaware corporation (the “Company”), in connection with the preparation and filing with the Securities and Exchange Commission (the “Commission”) of a Registration Statement on Form S-8 (the “Registration Statement”) pursuant to the Securities Act of 1933, as amended (the “Act”), relating to the registration under the Act by the Company of 2,114,001 shares of the Company’s common stock, par value $0.01 per share (the “Shares”), issuable under the Company’s 2023 Omnibus Incentive Plan, as approved by the Company’s stockholders on May 25, 2023 (the “Plan”). This opinion is being issued pursuant to the requirements of the Act.

In so acting, we have examined and relied upon the original or a copy, certified or otherwise identified to our satisfaction, of: (i) the Plan; (ii) the Registration Statement; (iii) the Company’s Second Amended and Restated Certificate of Incorporation in effect as of the date hereof; (iv) the Company’s Amended and Restated Bylaws in effect as of the date hereof; and (v) such other documents, certificates and records as we have deemed necessary or appropriate as a basis for the opinion set forth below.

In rendering the opinion set forth herein, we have relied, without investigation, on each of the following assumptions: (i) the legal capacity of each natural person to take all actions required of each such person in connection with the Registration Statement and the registration, issuance and sale of the Shares; (ii) the genuineness of each signature, the completeness of each document submitted to us, the authenticity of each document reviewed by us as an original, the conformity to the original of each document reviewed by us as a duplicate or a certified or conformed copy and the authenticity of the original of each document received by us as a duplicate or a certified or conformed copy; (iii) as to matters of fact, the truthfulness, accuracy and completeness of the information, representations and warranties of the Company made in the Registration Statement and in the records, documents, instruments, certificates and statements we have reviewed; (iv) the due execution and delivery of all documents (except that no such assumption is made as to the Company) where due execution and delivery are a prerequisite to the effectiveness thereof; and (v) that there has been no undisclosed waiver of any right, remedy or provision contained in such documents. As to any facts material to the opinion expressed herein, which were not independently established or verified, we have relied, to the extent we have deemed reasonably appropriate, upon statements and representations of officers or directors of the Company.

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June 2, 2023

Based on the foregoing, and subject to the assumptions, qualifications and limitations stated herein, we are of the opinion that the Shares have been duly authorized by the Company and, when and to the extent issued pursuant to the Plan upon receipt by the Company of any consideration for the Shares specified therein, will be validly issued, fully paid and non-assessable.

This opinion is rendered solely in connection with the filing of the Registration Statement, is limited to the matters stated herein, and no opinion may be implied or inferred beyond the matters expressly stated herein. This opinion may not be relied upon for any other purpose without our prior written consent in each instance. Further, no portion of this letter may be quoted, circulated or referred to in any other document for any other purpose without our prior written consent.

The opinion expressed herein is limited to the federal securities laws of the United States of America and the corporate laws of the State of Delaware and we express no opinion as to matters governed by laws of any jurisdiction other than the federal securities laws of the United States of America and the corporate laws of the State of Delaware, as in effect on the date hereof. This opinion speaks only as of the date hereof and we assume no obligation to update or supplement such opinion to reflect any facts or circumstances that may hereafter come to our attention, whether existing before or arising after the date hereof, or any changes in law that may hereafter occur.

We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement. In giving such consent, we do not admit that we come within the category of persons whose consent is required by Section 7 of the Act or the rules and regulations of the Commission promulgated thereunder.

Sincerely yours,

/s/ Holland & Knight LLP

HOLLAND & KNIGHT LLP